EXHIBIT 99.1
THE SCO GROUP FILES CHAPTER 11 TO PROTECT ASSETS AS IT
ADDRESSES POTENTIAL FINANCIAL AND LEGAL CHALLENGES
Reorganization ensures business as usual and that assets remain for continued support of customers and channel partners
LINDON, Utah—September 14, 2007—The SCO Group, Inc. (“SCO”) (NASDAQ: SCOX), a leading provider of UNIX® software technology and mobile services, today announced that it filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. SCO’s wholly owned subsidiary, SCO Operations, Inc., also filed a petition for reorganization. The Board of Directors of The SCO Group unanimously determined that Chapter 11 reorganization is in the best long-term interest of SCO and its subsidiaries, as well as its customers, shareholders, and employees.
The SCO Group intends to maintain all normal business operations throughout the bankruptcy proceedings. Subject to court approval, SCO and its subsidiaries will use the cash flow from their consolidated operations to meet their capital needs during the reorganization process.
“We want to assure our customers and partners that they can continue to rely on SCO products, support and services for their mission-critical opperations ” said Darl McBride, President and CEO, The SCO Group. “Chapter 11 reorganization provides the Company with an opportunity to protect its assets during this time period while focusing on building our future plans.”
The SCO Group has also filed a series of first day motions in the Bankruptcy Court to ensure that it will not have any interruption in maintaining and honoring all of its commitments to its customers. The motions also address SCO’s continued ability to pay its vendors, the retention of various professional advisors, and other matters.

About SCO
The SCO Group (Nasdaq: SCOX) is a leading provider of UNIX software technology and mobile services. SCO offers UnixWare for enterprise applications and SCO OpenServer for small to medium businesses. SCO’s highly innovative and reliable solutions help customers grow their businesses everyday, especially into the emerging mobile market. SCO owns the core UNIX operating system, originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers. The Me Inc., product line focuses on creating mobile platforms, services and solutions for businesses and enhances the productivity of mobile workers.
Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers. SCO Global Services provides reliable localized support and services to partners and customers. For more information on SCO products and services, visit www.sco.com.
SCO and the associated logos are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries.
Forward Looking Statements
The statements contained in this press release regarding (i) filing for protection under Chapter 11 and our reorganization efforts under Chapter 11 bankruptcy protection, and (ii) other statements that are not historical facts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to the outcomes and developments in our Chapter 11 case, court rulings in the bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, our cash balances and available cash, continued competitive pressure on the Company’s operating system products, which could impact the Company’s results of operations, adverse developments in and increased or unforeseen legal costs related to the Company’s litigation, the inability to devote sufficient resources to the development and marketing of the Company’s products, including the Me Inc. mobile services and development platform, and the possibility that customers and companies with whom the Company has formed channel partnerships will decide to terminate or reduce their relationships with the company. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2006 and Form 10-Q for the fiscal quarters ended January 31,2007 and April 30, 2007, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.